UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NanoVibronix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NanoVibronix, Inc.
525 Executive Blvd

Elmsford, NY 10523
(914) 233-3004

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2018

This supplement (the “Supplement”) updates the definitive proxy statement, dated April 30, 2018 (the “Proxy Statement”), previously made available to our stockholders in connection with the Annual Meeting of Stockholders of NanoVibronix, Inc. to be held 10:00 a.m., New York Time, on June 13, 2018, at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 (the “Annual Meeting”). Unless the context otherwise requires, references herein to “we”, “us”, “our” or the “Company” refer to NanoVibronix, Inc., a Delaware corporation. We are providing this Supplement solely to correct a typographical error in the number of shares of Series C Convertible Preferred Stock issued and outstanding as of the record date for the Annual Meeting (the “Record Date”) appearing on page 2 of the Proxy Statement under the heading “What is the record date and what does it mean?” The corrected number of shares of Series C Convertible Preferred Stock issued and outstanding as of the Record Date is provided below and replaces the original number of shares of Series C Convertible Preferred Stock issued and outstanding as of the Record Date in the Proxy Statement. Other than such change, the Proxy Statement remains unchanged.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 20, 2018 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. On the Record Date, 3,935,865 shares of common stock were issued and outstanding. On the Record Date, 2,483,142 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) were issued and outstanding, and after application of the beneficial ownership limitation pursuant to the terms of the Series C Preferred Stock as set forth in the certificate of designation for the Series C Preferred Stock, certain holders of Series C Preferred Stock are entitled to an aggregate of 215,969 votes on the proposals described in this proxy statement. See “What are the voting rights of the stockholders?” below.

Important Information

This Supplement should be read in conjunction with the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2018. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 13, 2018:

As permitted by the “Notice and Access” rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this Supplement, the Proxy Statement, the proxy card and our 2017 Annual Report available to stockholders electronically via the Internet at the following website: www.proxyvote.com. Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the SEC at www.sec.gov. On or about May 4, 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how stockholders may access and review all of the proxy materials and how to vote. Also on or about April 30, 2018, we began mailing printed copies of the proxy materials to stockholders that previously requested printed copies. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

The date of this Supplement to the Proxy Statement is May 4, 2018.